            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

WHAT NAME AND NUMBER TO PROVIDE:

-----------------------------------------------------
                                 GIVE THE
                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT         NUMBER OF
-----------------------------------------------------
1.         Individual            The individual

2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, the
                                 first individual on
                                 the account(1)

3.         Custodian account of  The minor(2)
           a minor (Uniform
           Gift to Minors Act)

4.         a. The usual          The grantor-
             revocable savings   trustee(1)
             trust account
             (grantor is also
             trustee)

           b. So-called trust    The actual owner(1)
             account that is
             not a legal or
             valid trust under
             State law

5.         Sole proprietorship   The owner(3)

6.         Sole proprietorship   The owner(3)
-----------------------------------------------------

                                 GIVE THE
                                 EMPLOYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF
-----------------------------------------------------

7.         A valid trust,        Legal entity (Do not
           estate or pension     furnish the
           trust                 identifying number
                                 of the personal
                                 representative or
                                 trustee unless the
                                 legal entity itself
                                 is not designated in
                                 the account
                                 title.)(4)

8.         Corporate             The corporation

9.         Association, club,    The organization
           religious,
           charitable,
           educational or other
           tax-exempt
           organization

10.        Partnership           The partnership

11.        A broker or           The broker or
           registered nominee    nominee

12.        Account with the      The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district or prison)
           that receives
           agricultural program
           payments

---------------------------------------------
---------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the individual's name. If you are a sole proprietor, you must furnish your individual name and either your Social Security number or your employer identification number. You may also enter your business name or "doing business as" name on the business name line. Enter your name(s) as shown on your social security card and/or as it was used to apply for your employer identification number on Form SS-4.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:

(i) If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

(ii) If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

(iii) For a joint account, only the person whose taxpayer identification number ("TIN") is shown on Substitute Form W-9 should sign the form.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a TIN, apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local office of the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees that are generally exempt from backup withholding include the following:

-  A corporation.

-  A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement account or a custodial account under section 403(b)(7).

-  The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

-  An international organization or any agency or instrumentality thereof.

- A dealer in securities or commodities required to register in the United States or a possession of the United States.

-  A real estate investment trust.

-  A common trust fund operated by a bank under section 584(a).

-  An entity registered at all times under the Investment Company Act of 1940.

-  A foreign central bank of issue.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. SUCH PAYEES SHOULD FURNISH THEIR TINS, WRITE "EXEMPT" ON THE FACE OF THE FORM (PART II), AND SIGN AND DATE THE FORM.

EXEMPT FOREIGN PAYEES:

A payee that is a nonresident alien individual or foreign entity not subject to backup withholding should complete and execute Form W-8, Certificate of Foreign Status, and return the executed form with the Continuing Share Election Form.

PENALTIES

(1) FAILURE TO FURNISH A TIN.--If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS.--If the requester discloses or uses TINs in violation of Federal law, the requestor may be subject to civil and criminal penalties.

(5) PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.